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EXHIBIT 21

                Airgas, Inc. and Subsidiaries

Corporation Name                             Domicile
----------------                             --------
Airgas- Gulf States, Inc.                    DE
Airgas- Intermountain, Inc.                  DE
Airgas- Michigan, Inc.                       DE
Airgas- Mid America, Inc.                    DE
Airgas- Mid South, Inc.                      DE
Airgas- Mountain States, Inc.                DE
Airgas- Nor Pac, Inc.                        DE
Airgas- North Central, Inc.                  DE
Airgas- East, Inc.                           DE
Airgas- Northern California & Nevada, Inc.   DE
Airgas- South, Inc.                          DE
Airgas- Southwest, Inc.                      DE
Airgas- West, Inc.                           CA
Airgas Canada, Inc.                          Canada
Airgas Carbonic, Inc.                        DE
Airgas Data,LLC.                             DE
Airgas Direct Industrial Vessel, LLC.        DE
Airgas International, Inc.                   VI
Airgas Realty, Inc.                          DE
Airgas Safety, Inc.                          DE
Airgas Specialty Gases, Inc.                 TX
ATNL, Inc.                                   DE
Cylinder Leasing Corp.                       DE
FORAIR, Inc.                                 DE
Forgas, Inc.                                 DE
Nitrous Oxide Corp.                          DE
Radnor Funding Corp.                         DE
Red-D-Arc, Inc.                              NV
Red-D-Arc Limited                            Canada
RSCI,Inc.                                    DE
Rutland Tool & Supply Co., Inc.              CA